Exhibit 10.1

2005 Executive Officer Base Salary and Equity Compensation

Name and Title	2005 Base Salary	Stock Options
Elizabeth McLaughlin, Chief Executive Officer	$700,000	175,000

Gerald Cook, President, Hot Topic	$450,000	85,000

Patricia Van Cleave, President, Torrid	$420,000	85,000

James McGinty, Chief Financial Officer	$300,000	60,000

Thomas Beauchamp, Senior Vice President, Chief Information Officer	$280,000	50,000

Christopher Kearns, Senior Vice President, General Counsel and Secretary	$250,000	50,000